Exhibit (b)(1)(vi)

Execution Version

AMENDMENT NO. 5
TO CREDIT AGREEMENT

AMENDMENT NO. 5, dated as of December 28, 2022 (this “Amendment”), to the Credit Agreement, dated as of May 17, 2016, between Tortoise Power and Energy Infrastructure Fund, Inc., a Maryland corporation (the “Borrower”), and The Bank of Nova Scotia (the “Bank”), as amended by Amendment No. 1, dated as of December 1, 2017, Amendment No. 2 and Waiver No. 1, dated as of October 30, 2020, Amendment No. 3, dated as of October 28, 2021, and Amendment No. 4, dated as of December 29, 2021 (the “Existing Credit Agreement”).

RECITALS

I. Each term that is defined in the Existing Credit Agreement and not herein defined has the meaning ascribed thereto by the Existing Credit Agreement when used herein.

II.The Borrower requested an amendment under the Existing Credit Agreement upon the terms and conditions herein contained, and the Bank has agreed thereto upon the terms and conditions herein contained.

AGREEMENTS

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.        Defined Terms. For purposes hereof, the following terms have the following meanings when used herein:

“Added Text” means characters indicated textually in the same manner as the following example: double underlined text.

“Marked Credit Agreement” means the copy of the Existing Credit Agreement attached hereto as Annex A.

“Stricken Text” means characters indicated textually in the same manner as the following example: ~~stricken text~~.

2.        The Existing Credit Agreement (other than the Exhibits thereto) is hereby amended to delete the Stricken Text and to add the Added Text, in each case as set forth in the Marked Credit Agreement (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”).

3.        Exhibit C-1 of the Existing Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit C hereof.

4.        Exhibit C-2 of the Existing Credit Agreement is hereby deleted in its entirety.

5.        Exhibit I of the Existing Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit I hereof.

6.        Paragraphs 1 through 5 of this Amendment shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a)   the Bank shall have received from the Borrower either (i) a counterpart of this Amendment executed on behalf of the Borrower or (ii) written evidence satisfactory to the Bank (which may include telecopy transmission of a signed signature page of this Amendment) that the Borrower has executed a counterpart of this Amendment;

(b)  the Bank shall have received a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Amendment Effective Date, in form and substance reasonably satisfactory to the Bank (i) certifying that the Borrower’s Organization Documents have not been amended or modified since December 29, 2021, or if so, attaching a true, correct and complete copy of each amendment or modification thereof, (ii) certifying as to the incumbency of the Borrower’s officer or officers who may sign this Amendment, including therein a signature specimen of such officer or officers, and (iii) attaching true, complete and correct copies of the resolutions duly adopted by the Board approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the Amendment Effective Date;

(c)  the Bank shall have received a favorable written opinion (addressed to the Bank and dated the Amendment Effective Date) from external legal counsel to the Borrower acceptable to the Bank;

(d)  the Bank shall have received a copy of a new Federal Reserve Form, duly executed and delivered by or on behalf of the Borrower, in form and substance acceptable to the Bank; and

(e)  the Bank shall have received such documents and information as the Bank shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies.

7.        The Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of its obligations thereunder and agrees and admits that (i) it has no defense to any such obligation and (ii) it shall not exercise any setoff or offset to any such obligation, and (b) represents and warrants that, (1) as of the date of execution and delivery hereof by the Borrower, no Default has occurred and is continuing and (2) the representations and warranties of the Borrower contained in the Amended Credit Agreement and the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

8.        In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

9.        This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

10.      Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper- based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Bank to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation between the Bank and the Borrower, electronic images of this Amendment or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

11.      THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

TORTOISE POWER AND ENERGY INFRASTRUCTURE FUND, INC.
By:
Name:	P. Bradley Adams
Title:	Chief Executive Officer

Tortoise Power and Energy Infrastructure Fund, Inc. (TPZ) — Amendment No. 5

THE BANK OF NOVA SCOTIA
By:
Name:
Title:

Tortoise Power and Energy Infrastructure Fund, Inc. (TPZ) — Amendment No. 5

ANNEX A

Tortoise Power and Energy Infrastructure Fund, Inc. (TPZ) — Amendment No. 5

EXHIBIT C

Tortoise Power and Energy Infrastructure Fund, Inc. (TPZ) — Amendment No. 5

EXHIBIT I

Tortoise Power and Energy Infrastructure Fund, Inc. (TPZ) — Amendment No. 5